UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 22, 2012

QUALSTAR CORPORATION
(Exact name of registrant as specified in its charter)

California	000-30083	95-3927330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990-B Heritage Oak Court, Simi Valley, CA	93063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (805) 583-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2012, Qualstar Corporation (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Mr. William J. Gervais, a co-founder and the former Chief Executive Officer, President and a former member of the Board of Directors of the Company.  Mr. Gervais retired and resigned from his positions at the Company, effective as of June 15, 2012.  Under the terms of the Consulting Agreement, the Company has engaged Mr. Gervais to provide consulting services to the Company from time to time though June 30, 2014.  The Consulting Agreement provides that during the first year of that agreement, Mr. Gervais will be paid $1,000 for each day of consulting, up to a maximum of 50 days a quarter, and in the second year, $1,000 for each day of consulting, up to a maximum of 25 days a quarter.

The foregoing description of the material terms of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

June 28, 2012	By:	/s/ Nidhi H. Andalon
Nidhi H. Andalon Vice President, Chief Financial Officer and Corporate Secretary